EXHIBIT 10.1

MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (this "MOU") is made and entered into as of the 13th day of January, 2016, by and between FLASR, Inc., a Nevada corporation (the "Company"), and Craigstone Ltd., a Marshall Islands company ("Holder"). The Company and Holder are proposing to effect a conversion of convertible debt that has been contributed to and in the name of Holder into preferred stock of the Company, pursuant to the terms set forth herein. The Company and Holder are hereinafter sometimes referred to individually as a "Party" and collectively as the "Parties".

RECITALS

WHEREAS, certain convertible debt instruments set forth on Schedule 1 attached hereto and incorporated herein by reference thereto (the "Convertible Debt") have been contributed to Holder, whereupon such Convertible Debt is in the name of and held by Holder; and

WHEREAS, by letter dated December 31, 2015, Holder has notified the Company that the Convertible Debt has matured and Holder intends to convert the debt into equity of the Company pursuant to the terms and conditions of the Convertible Debt; and

WHEREAS, the Parties, following arm's-length negotiation, desire to convert the Convertible Debt into warrants exercisable for shares of Series A-1 Preferred Stock of the Company (the "Preferred Stock"), upon the terms and conditions set forth herein; and

WHEREAS, in connection with the conversion of the Convertible Debt into warrants exercisable for the Preferred Stock, each Party desires to release the other Party from any duties, rights, liabilities or obligations pertaining to the Convertible Debt;

NOW, THEREFORE, in consideration of the premises and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

AGREEMENT

1. Structure. The Parties will effect a conversion of the Convertible Debt into the Preferred Stock in accordance with the "Series A-1" preferred stock designation set forth as Exhibit 1 attached hereto and incorporated herein by reference thereto, and exercisable pursuant to a warrant agreement (the "Warrant"), substantially in the form attached hereto as Exhibit 2, incorporated herein by reference thereto, exercisable for 2,500,000 shares of Series A-1 Preferred Stock at an exercise price of $0.001 per share. The Warrant will vest and become exercisable monthly over nine months starting on the date of issuance of the Warrant.

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2. Mutual Release. In consideration of the agreements and mutual covenants contained herein, the Company, and the Company's directors, shareholders, officers, employees, agents, assignees, attorneys, representatives, and affiliates, hereby RELEASE, ACQUIT AND FOREVER DISCHARGE Holder and its directors, shareholders, partners, officers, employees, agents, assignees, attorneys, representatives, and affiliates from any and all actions, causes of actions, claims, costs, expenses, attorney fees, damages, losses, and liabilities whether known or unknown, matured or contingent, whether in contract or in tort which the Company may now have or hereafter arising out of or in any way related to, whether directly or indirectly to (i) Holder's acquisition or holding of the Convertible debt, (ii) Holder's conversion of the Convertible Debt into Preferred Stock, and (iii) all other causes of action and/or claims accruing on or before and/or arising out of acts or occurrences before the Closing Date. In consideration of the agreements and mutual covenants contained herein and the payments received pursuant hereto, Holder and its directors, shareholders, partners, officers, employees, agents, assignees, attorneys, representatives, and affiliates hereby RELEASE, ACQUIT AND FOREVER DISCHARGE the Company, and the Company's directors, shareholders, officers, employees, agents, assignees, attorneys, representatives, and affiliates from any and all claims, costs, expenses, attorney fees, damages, losses, and liabilities whether known or unknown, matured or contingent, whether in contract or in tort which Holder may now have or hereafter arising out of or in any way related to, whether directly or indirectly to (i) the formation, organization and operations of the Company or any of its subsidiaries or affiliates, (ii) the Company's issuance of the Convertible Debt, (iii) the Company's conversion of the Convertible Debt to the Preferred Stock, and (iv) all other causes of action and/or claims accruing on or before and/or arising out of acts or occurrences before the date of the Closing.

3. Closing. As promptly as reasonably possible after the execution of this MOU, the Parties will finalize the conversion of the Convertible Debt into the Preferred Stock. Closing of the issuance of the Preferred Stock (the "Closing") will be as soon as practicable after all necessary filings and closing conditions have been effectuated. The Parties will endeavor to close on a date (the "Closing Date") no later than January 31, 2016.

4. Expiration. Unless countersigned and delivered to the Company, this MOU expires at 5:00 pm Central Time on January 8, 2016.

5. Confidentiality. The existence of this MOU and the fact that negotiations may be ongoing between the Company and Holder are strictly confidential and may not be disclosed, except to officers and directors, advisors, legal counsel and employees, all on a need to know basis. The Company and Holder each agree that all proprietary or non-public information and data, whether verbal or written, obtained by it or its subsidiaries or affiliates (and their representatives and agents) or otherwise obtained from the other in connection with the transactions contemplated by this MOU is the confidential property of the other and will not be disclosed to any third party by any of such persons, except as may be required by law and the express written consent of the Parties.

6. Expenses. The Parties will each pay their own transaction expenses, including the fees and expenses of investment bankers (if any), attorneys, accountants, consultants and other advisors, incurred in connection with this MOU and the transaction contemplated herein.

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7. Notices. Any notice provided for in this MOU shall be in writing and shall be either personally delivered, mailed first class mail (postage prepaid), sent by reputable overnight courier service (charges prepaid) or sent by facsimile transmission to the Parties at the address set forth below, or at such address or to the attention of such other person as either Party has specified by prior written notice to the other Party. Notices shall be deemed to have been given hereunder when delivered personally, three (3) days after deposit in the U.S. mail, one (1) day after deposit with a reputable overnight courier service (charges prepaid) and upon machine generated acknowledgment when sent by facsimile. The addresses of the Parties are:

If to the Company:

Everett M. Dickson

FLASR, Inc.

1075 Peachtree Street NE, Suite 3650

Atlanta GA 30309

Email: everett@flasr.com

With a copy to (which shall not constitute notice to the Company):

Anthony F. Newton

DLA Piper LLP (US)

1000 Louisiana St., Suite 2800

Houston, Texas 77002

Email: tony.newton@dlapiper.com

If to Holder:

Email: __________________________

With a copy to (which shall not constitute notice to Holder):

Email: __________________________

8. Third Parties. Nothing contained herein, express or implied, is intended to confer upon any person, other than the Parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this MOU.

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9. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

10. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this MOU shall be effective against either Party unless such modification, amendment or waiver is approved in writing by each Party hereto. The failure of any Party to enforce any of the provisions of this MOU shall in no way be construed as a waiver of such provisions and shall not affect the right of such Party thereafter to enforce each and every provision of this MOU in accordance with its terms. The addition of any person as a Party to this MOU shall not constitute a modification or amendment to any provision of this MOU.

11. Assignability. This MOU shall be common to the Parties and their respective successors and shall not be assignable by either Party without the written consent of the other.

12. Severability. Whenever possible, each provision of this MOU shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this MOU is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this MOU in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this MOU shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

13. Entire Agreement. Except as otherwise expressly set forth herein, this MOU embodies the complete agreement and understanding among the Parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the Parties, written or oral, which may have related to the subject matter hereof in any way.

14. Counterparts. This MOU may be executed in separate counterparts (including by manual telecopied signature pages or by email in portable document format ("PDF")), each of which shall be an original and all of which taken together shall constitute one and the same agreement. This MOU, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by email in PDF, will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party hereto or to any such agreement or instrument, each other Party hereto or thereto will re-execute original forms thereof and deliver them to the other Party. No Party hereto or to any such agreement or instrument will raise the use of a facsimile machine or by email in PDF to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or by email in PDF as a defense to the formation or enforceability of a contract and each such Party forever waives any such defense.

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15. Remedies. The Parties shall be entitled to enforce their rights under this MOU specifically, to recover damages by reason of any breach of any provision of this MOU and to exercise all other rights existing in their favor. The Parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this MOU and that the Parties may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief to enforce or prevent any violation of the provisions of this MOU. If a bond is required, the Parties agree that a bond not to exceed $1,000 shall be adequate in all respects to protect the interests of the Parties.

16. Descriptive Headings. The descriptive headings of this MOU are inserted for convenience only and do not constitute a part of this MOU.

17. Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this MOU and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas. Notwithstanding anything herein to the contrary, each of the Parties' rights and obligations set forth herein are subject to all requirements under laws of the State of Texas.

18. Alternative Dispute Resolution. In the event of any dispute between the Parties not involving injunctive or equitable relief, the aggrieved Party will provide written notice of such dispute to the other Party. For a period of 10 days following delivery of written notice in accordance with Paragraph 7, the Parties agree to meet in person to attempt to resolve the dispute via full and frank, good faith discussions. If the Parties are unable to resolve the dispute via full and frank, good faith discussions, the Parties agree to mediate the dispute in good faith before a mutually agreeable mediator within 30 days following the termination of the 10 day discussion period. If the Parties fail to resolve the dispute during the mediation, the Parties may thereafter employ any desired legal process.

19. Consent to Jurisdiction; Venue. In the event a Party seeks injunctive or equitable relief, or the Parties fail to resolve a dispute in accordance with Paragraph 18, each of the Parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Texas state court or federal court of the United States of America sitting in Houston, Harris County, Texas, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this MOU or the transactions contemplated hereunder or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Texas state court or, to the extent permitted by law, in any such federal court. Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Parties hereto irrevocably and unconditionally waives, to the fullest extent it or he may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this MOU or the transactions contemplated hereunder in any Texas state or federal court sitting in Houston, Harris County, Texas. Each of the Parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any court.

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20. No Strict Construction. The Parties hereto have participated jointly in the negotiation and drafting of this MOU. If an ambiguity or question of intent or interpretation arises, this MOU will be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this MOU.

21. Counsel. The Parties hereto each state that they have read this MOU carefully, that they have consulted with legal counsel regarding the terms and provisions of this MOU (or have had the opportunity to consult with legal counsel and chosen not to do so), and that they have relied solely upon their own judgment without the influence of anyone in entering into this MOU.

22. No Binding Agreement. This MOU reflects the intention of the Parties, and for the avoidance of doubt, neither this MOU nor its acceptance shall give rise to any legally binding or enforceable obligation on any Party, except with regard to Paragraphs 4 through 22 hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.]

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IN WITNESS WHEREOF, the Parties have executed this Memorandum of Understanding as of the first date set forth above.

FLASR, INC.

By:	/s/ Everett M. Dickson
Name:	Everett M. Dickson
its:	Chief Executive Officer

CRAIGSTONE, LTD.

By:	/s/ Kenneth Ciapala
Name:	Kenneth Ciapala
its:	Authorized Signatory

[SIGNATURE PAGE TO MEMORANDUM OF UNDERSTANDING]

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SCHEDULE 1

CONTRIBUTED CONVERTIBLE DEBT

[SCHEDULE 1 TO MEMORANDUM OF UNDERSTANDING]

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EXHIBIT 1

FORM OF SERIES A-1 PREFERRED STOCK DESIGNATION

[EXHIBIT 1 TO MEMORANDUM OF UNDERSTANDING]

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CERTIFICATE OF DESIGNATION AND PREFERENCES

OF

SERIES A-1 CONVERTIBLE PREFERRED STOCK

OF

FLASR, INC.

WHEREAS, pursuant to and in accordance with the applicable provisions of the Nevada Revised Statutes, FLASR Inc., a Nevada corporation (the "Corporation"), does hereby certify that, pursuant to the authority conferred on the Board of Directors by the Certificate of Formation of the Corporation, and pursuant and in accordance with the applicable provisions of the Nevada Revised Statutes, said Board of Directors, pursuant to the Unanimous Written Consent of the Board dated [______], duly adopted resolutions providing for the authorization and issuance of 2,500,000 shares of Series A-1 Convertible Preferred Stock; and

WHEREAS, the resolutions applicable to the Series A-1 Convertible Preferred Stock, which set forth the amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of the Series A-1 Convertible Preferred Stock and the qualifications, limitations and restrictions thereof are as follows:

RESOLVED, that, pursuant to the authority vested in the Board of Directors of the Corporation and the provisions of the Certificate of Formation of the Corporation, Series A-1 Convertible Preferred Stock of the Corporation be, and it hereby is, authorized and created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

Of the authorized but unissued shares of the capital stock of the Corporation, there is hereby established the following series of the authorized preferred stock of this Corporation having a par value of $0.001 per share, which series shall be designated as "Series A-1 Convertible Preferred Stock" (the "Series A- Preferred Stock"), consisting of 2,500,000 shares. The Series A-1 Preferred Stock shall have the following dividend rights, dividend rates, voting rights, conversion rights, rights and terms of redemption, redemption prices and liquidation preferences.

1. Certain Definitions. Unless the context otherwise requires, the terms defined in this Section 1 shall have, for all purposes of this resolution, the meanings herein specified.

Board of Directors. The term "Board of Directors" shall mean the Board of Directors of this Corporation and, to the extent permitted by law, any committee of such Board of Directors authorized to exercise the powers of such Board of Directors.

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Common Stock. The term "Common Stock" shall mean all shares now or hereafter authorized of any class of common stock of this Corporation and any other stock of this Corporation, howsoever designated, authorized after the Issue Date, which has the right (subject always to prior rights of any class or series of preferred shares) to participate in the distribution of the assets and earnings of this Corporation without limit as to per share amount.

Issue Date. The term "Issue Date" shall mean the date that each share of Series A-1 Preferred Stock is issued to a holder by the Corporation.

Junior Stock. The term "Junior Stock" shall mean Common Stock, and any other class or series of stock of the Corporation authorized after the Issue Date not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Series A-1 Preferred Stock, shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

Parity Stock. The term "Parity Stock" shall mean for purposes of Section 3 below, any class or series of stock of the Corporation authorized after the Issue Date entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Series A-1 Preferred Stock.

Senior Stock. The term "Senior Stock" shall mean the Series A Preferred Stock of the Corporation and any other class or series of stock of the Corporation authorized after the Issue Date ranking senior to the Series A-1 Preferred Stock in respect of the right to receive payment of dividends, and for purposes of Section 3 below, shall also mean the Series A Preferred Stock of the Corporation and any other class or series of stock of the Corporation authorized after the Issue Date ranking senior to the Series A-1 Preferred Stock in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Corporation.

Series A-1 Liquidation Price. The term "Series A-1 Liquidation Price" shall mean an amount equal to $0.001 per share of Series A-1 Preferred Stock.

2. Dividends. While the Series A-1 Preferred Stock is outstanding, each holder of shares of Series A-1 Preferred Stock shall receive 160 times the dividends declared and paid with respect to each share of Common Stock.

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3. Distributions Upon Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, subject to the prior preferences and other rights of any Senior Stock, but before any distribution or payment shall be made to the holders of Junior Stock, the holders of the Series A-1 Preferred Stock shall be entitled to be paid the Series A-1 Liquidation Price of all outstanding shares of Series A-1 Preferred Stock, as of the date of such liquidation or dissolution or such other winding up, and no more, in cash or in property taken at its fair value as determined by the Board of Directors of the Corporation, or both, at the election of the Board of Directors. If payment shall have been made in full to the holders of any Senior Stock and Parity Stock of all amounts to which such holders shall be entitled, the remaining assets and funds of the Corporation shall be distributed among the holders of Junior Stock, according to their respective shares and priorities. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of the Series A-1 Preferred Stock and of any Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after the distributions to holders of any Senior Stock of the full amounts to which they may be entitled shall be distributed among the holders of the Series A-1 Preferred Stock and of any Parity Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Corporation into or with another corporation or corporations, nor the sale of all or substantially all of the assets of the Corporation to another corporation or corporations shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3.

4. Convertibility.

(a) Conversion of Preferred Stock. When the Certificate of Formation of the Corporation shall have been amended to provide for sufficient additional shares of authorized Common Stock to allow such conversion, the holders of the Series A-1 Preferred Stock shall have the right to convert their Series A-1 Preferred Stock into fully paid and nonassessable shares (subject to adjustment as herein provided in Section 4) of Common Stock of the Corporation at a conversion rate (the "Series A-1 Conversion Rate") of 160 shares of Common Stock for each share of Series A Preferred Stock.

(b) Certification of Shares. As soon as practicable after the conversion of the Series A-1 Preferred Stock into Common Stock, the Corporation shall issue and shall deliver at the office of the holder of the Series A-1 Preferred Stock (or such other address of which the holder of such shares shall provide to the Corporation) a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of the Series A-1 Preferred Stock.

(c) Survival of Conversion Right. In case of any other reorganization of the Corporation (or any other corporation the stock or other securities of which are at the time deliverable on the conversion of the shares) after the date of issuance of the shares, or in case, after such date, the Corporation (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all its assets to another corporation, then and in each such case the holder(s) of the shares, upon the conversion thereof, at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive the stock or other securities or property to which such holder(s) would have been entitled upon such consummation if such holder(s) had converted the shares of Series A-1 Preferred Stock immediately prior thereto, all subject to further adjustments as provided herein; in each such case all the terms of this Section 4 (including this Directors' Resolution) shall be applicable to the shares of stock or other securities or property receivable upon the conversion of the shares after such consummation.

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(d) Covenant regarding Conversion Right. The Corporation will not, by amendment of its Certificate of Formation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the shares (including this Directors' Resolution), but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holder(s) of shares against dilution or other impairment. Without limiting the generality of the foregoing, as a condition precedent to the taking of any action which would cause the then aggregate par value of the shares of Common Stock issuable upon conversion of the then outstanding shares of Series A-1 Preferred Stock to be below the aggregate par value of the shares of Common Stock issuable upon conversion of such shares of Series A-1 Preferred Stock, the Corporation will take such corporate action as may be necessary in order that it may at all times validly and legally issue fully paid and nonassessable shares of Common Stock upon conversion of the shares of Series A-1 Preferred Stock. If in any case a state of facts occurs wherein in the opinion of the Board of Directors the other provisions of this Section 4 are not strictly applicable, or, if strictly applicable, would not fairly protect the conversion rights of the holders of the Series A-1 Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment consistent with such essential intent and principles so as to protect such conversion rights as aforesaid.

(e) Adjustment of the Conversion Rate.

(1) In case additional shares of Common Stock are issued as a dividend, stock split or other distribution on the Common Stock without the payment to the Corporation of any consideration, the Series A-1 Conversion Rate in effect at the opening of business on the date of the issuance of such dividend, stock split or distribution (the "Issuance Date") shall be adjusted by multiplying each of the Series A-1 Conversion Rate by a fraction the numerator of which shall be the sum of (i) such number of shares outstanding at the close of business immediately prior to the Issuance Date, and (ii) the number of shares constituting such dividend, stock split or other distribution, such reduction to become effective immediately after the opening of business on the Issuance Date for such dividend or distribution and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business immediately prior to the Issuance Date. For the purposes of this Section 4(e)(1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation.

(2) In case the outstanding shares of Common Stock are reduced by a reverse stock split or similar arrangement (but not the repurchase of shares of Common Stock by the Corporation) without the payment by the Corporation of any consideration (the "Interest Reduction"), the Series A-1 Conversion Rate in effect at the opening of business on the date of such reverse stock split or similar arrangement (the "Reduction Date") shall be adjusted by dividing the Series A-1 Conversion Rate by the quotient of the number of shares of Common Stock outstanding at the close of business immediately prior to the Reduction Date divided by the number of shares of Common Stock which will be outstanding after the Interest Reduction. For the purposes of this Section 4(e)(2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation.

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(f) Notice of Adjusted Conversion Rate. Whenever the Series A-1 Conversion Rate are adjusted as herein provided the Corporation shall compute the adjusted Series A-1 Conversion Rate in accordance with Section 4(e) above and shall prepare a certificate signed by the Treasurer or an Assistant Treasurer of the Corporation setting forth the adjusted Series A-1 Conversion Rate and the effective date thereof and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall be delivered to the preferred stockholder as soon as practicable but no later than 30 days after the effective date thereof.

(g) Reservation of Common Stock. The Corporation will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the shares, such shares of Common Stock and other stock, securities and property as from time to time shall be issuable upon the exercise of the shares of Series A-1 Preferred Stock at the time outstanding.

5. Method of Conversion.

(a) Conversion. Each holder of shares of Series A-1 Preferred Stock shall have the right to convert such shares to the number of shares of Common Stock as determined by Series A-1 Conversion Rate in effect at the time of conversion. The holder of the Series A-1 Preferred Stock may exercise such right by delivering written notice to the Corporation.

(b) Manner of Effectuating Conversion. In order to receive new shares of Common Stock following the exercise of such conversion right, each preferred stockholder shall surrender the original stock certificates representing his or her preferred stock in the Corporation at the office of the Corporation.

On the day (the "Conversion Date") the preferred stockholder's preferred stock is surrendered for conversion and received by the Corporation, all in accordance with the foregoing provisions, and at such time the Corporation shall issue a certificate or certificates representing preferred stockholder's converted Common Stock and the preferred stockholder shall be treated for all purposes as the record holder of the number of shares of Common Stock, for which number of shares of preferred stock have been converted at such time; provided, however, that any such conversion on any date when the stock transfer books of the Corporation shall be closed shall be effective for all purposes at the opening of business on the next succeeding day on which such stock transfer book is open.

6. Redemption. The Series A-1 Preferred Stock may not be redeemed by the Corporation without the consent of the holders of a majority of the outstanding shares of Series A-1 Preferred Stock.

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7. Voting Rights. The holders of the issued and outstanding shares of Series A-1 Preferred Stock shall not have voting rights with respect to such shares.

8. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series A-1 Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth herein. The shares of Series A-1 Preferred Stock shall have no preemptive or subscription rights.

9. Headings of Subdivision. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

10. Severability of Provisions. If any right, preference or limitation of the Series A-1 Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth herein which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

11. Status of Reacquired Shares. Shares of Series A-1 Preferred Stock which have been issued and reacquired in any manner shall (upon compliance with any applicable provisions of the laws of the State of Nevada) have the status of authorized and unissued shares of Series A-1 Preferred Stock, issuable in series undesignated as to series and may be redesignated and reissued.

This Certificate of Designation has been duly adopted by the Corporation by all necessary action by the Corporation.

* * *

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IN WITNESS WHEREOF, FLASR Inc. has caused this certificate to be duly executed as of this [__] day of [______], 2016.

FLASR INC.

By:	/s/ Everett M. Dickson
Name:	Everett M. Dickson
Title:	President

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EXHIBIT 2

FORM OF WARRANT AGREEMENT

[EXHIBIT 2 TO MEMORANDUM OF UNDERSTANDING]

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THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

Warrant No. A1-1

FLASR INC.

SERIES A-1 PREFERRED STOCK WARRANT

This Series A-1 Preferred Stock Warrant (this "Warrant") is issued as of [ ] , 2016, by FLASR, Inc., a Nevada corporation (the "Company"), to Craigstone Ltd., a Marshall Islands company (the "Holder"), according to the terms of that certain Memorandum of Understanding, dated as of January 13, 2016, by and between the Company and the Holder (as the same may from time to time be amended, modified, extended, renewed or restated, the "MOU"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the MOU.

Number of Warrant Shares; Exercise Price. Subject to the terms and conditions set forth herein, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company, to purchase from the Company 2,500,000 shares of Series A-1 Preferred Stock, $0.001 par value per share (the "Series A-1 Preferred Stock"), of the Company (as adjusted from time to time, "Warrant Shares") at a price of $0.001 per Warrant Share (as adjusted for splits and the like, the "Exercise Price").

Exercise Period; Vesting. This Warrant shall vest and become exercisable in nine equal monthly installments of the Warrant Shares on the corresponding day of each month beginning one month following the date hereof or, if any month does not have such corresponding day, on the last day of any such month, until all Warrant Shares are exercisable on the date that is nine months following the date hereof. This Warrant shall be exercisable as to all vested Warrant Shares covered hereby during the period commencing on the date hereof and continuing until 5:00 p.m. Eastern Time on the date that is 18 months following the date hereof (the "Expiration Date").

Method of Exercise. Subject to Sections 1 and 2 above, the Holder may exercise, in whole or in part, the purchase rights evidenced by this Warrant. Such exercise shall be effected by: (a) the surrender of this Warrant, together with a duly executed copy of the form of exercise notice attached hereto as Annex I (the "Exercise Notice"), to the secretary of the Company at its principal office, accompanied by (b) either (x) the payment to the Company by cash, check or wire transfer of an amount equal to the product of (i) the Exercise Price multiplied by (ii) the number of Warrant Shares being purchased (such product, the "Purchase Price") or (y) the payment of the Purchase Price through a "cashless exercise" in accordance with Section 4. The date on which the Exercise Notice is delivered to the secretary of the Company is an "Exercise Date."

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Cashless Exercise. In the event the Holder elects to satisfy its obligation to pay the Purchase Price through a "cashless" exercise, the Company shall issue to the Holder the number of Warrant Shares determined as follows:

      Y (A-B)

X = ——————

    A

where:

"X" equals the number of Warrant Shares to be issued to the Holder;

"Y" equals the total number of Warrant Shares with respect to which this Warrant is being exercised;

"A" equals the arithmetic average of the Closing Sale Prices of the shares of Common Stock (as reported by Bloomberg Financial Markets) for the five (5) consecutive Trading Days ending on the date immediately preceding the Exercise Date (the "Fair Market Value"); provided, however, that if such average is less than $0.05 per share, then the Fair Market Value for purposes of this Section 4 shall be deemed to be $0.05 per share; and

"B" equals the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For illustrative purposes only, if the Holder were to exercise this Warrant for 2,500,000 Warrant Shares at an Exercise Price of $0.001 per Warrant Share, with a Fair Market Value at the time of exercise of $0.05, the number of Warrant Shares to be issued to the Holder in accordance with the "cashless" formula set forth above would be 2,450,000.

For purposes of this Warrant, "Closing Sale Price" means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no last trade price is reported for such security by Bloomberg Financial Markets, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by OTC Markets. "Trading Day" means a day on which exchanges in the United States are open for the buying and selling of securities. "Principal Trading Market" means the OTC Bulletin Board, the OTC Markets, NASDAQ or a national securities exchange. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as determined in good faith by the Board of Directors of the Company. The Board of Directors' determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

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Rule 144. For purposes of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"), it is intended, understood and acknowledged that the Warrant Shares issued in a "cashless exercise" transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the respective original issuance dates of the promissory notes that were exchanged for this Warrant (provided that the Commission continues to take the position that such treatment is proper at the time of such exercise).

Certificates for Warrant Shares. If the shares of the Company are certificated, upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Warrant Shares so purchased shall be issued and delivered to the Holder as soon as practicable thereafter, with a legend substantially similar to the legend set forth below (in addition to any legend required under applicable state securities laws):

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE COMPANY, WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF THE COMPANY, TO BE EVIDENCED BY AN OPINION OF SHAREHOLDER'S COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT."

Upon any partial exercise of this Warrant, the Company shall, at the request of the Holder, forthwith issue and deliver to the Holder a new warrant or warrants of like tenor as this Warrant for the remaining portion of the Warrant Shares for which this Warrant may still be exercised.

The legend set forth in this Section 6 shall be removed and the Company shall issue a certificate (or issue in an uncertificated form) without such legend or any other legend to the Holder if (a) such Warrants or Warrant Shares are sold pursuant to an effective registration statement under the Act (provided that the Holder agrees to only sell such Warrant or Warrant Shares during such time that the registration statement is effective and not withdrawn or suspended, and only as permitted by the registration statement), (b) such Warrants or Warrant Shares are sold or transferred pursuant to, and in accordance with all requirements of, Rule 144 (including, if applicable, the volume, manner-of-sale and notice filing provisions of Rule 144), or (c) such Warrants or Warrant Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. The Company shall bear all costs incurred by it or a Holder relating to the removal of the legend in accordance with this Section 6, provided that the Company shall not be liable for any transfer taxes relating to the issuance of a new certificate or statement in the name of any person other than the relevant Holder and its affiliates.

Issuance of Warrant Shares. The Company covenants that the Warrant Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully-paid and non-assessable and free from all taxes, liens, and charges with respect to the issuance thereof (except for any applicable transfer taxes, which shall be paid by the Holder).

Reservation of Warrant Shares. From the date hereof until the Expiration Date, the Company shall at all times reserve and keep available out of its authorized but unissued Series A-1 Preferred Stock of the Company or other securities constituting Warrant Shares, and out of its authorized but unissued Common Stock, in each case, solely for the purpose of issuance upon the exercise of this Warrant and conversion of the Warrant Shares, the maximum number of Warrant Shares issuable upon the exercise of this Warrant and the maximum number of shares of Common Stock issuable upon conversion of the Warrant Shares, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Series A-1 Preferred Stock of the Company upon the exercise of this Warrant.

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Holder's Restrictions. The Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 3 or otherwise, to the extent that after giving effect to such issuance after exercise, the Holder (together with the Holder's affiliates), as set forth on the applicable Exercise Notice, would beneficially own in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series A-1 Preferred Stock issuable upon exercise of this Warrant and any other security of the Company convertible into Common Stock with respect to which the determination of such sentence is being made. Except as set forth in the preceding sentence, for purposes of this Section 9, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act (as defined below), it being acknowledged by Holder that the Company is not representing to Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 9 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder) and of which portion of this Warrant is exercisable shall be in the sole discretion of such Holder, and the submission of an Exercise Notice shall be deemed to be such Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 9, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company's transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two Trading Days (as defined below) confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 9 may be waived by the Holder upon, at the election of the Holder, not less than 61 days' prior notice to the Company, and the provisions of this Section 9 shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). The Company and the Holder acknowledge that in addition to any shares of Common Stock outstanding, as of the date of this Warrant, Everett Dickson holds 2.5 million shares of Series A Preferred Stock of the Company, each share of which is convertible into 400 shares of Common Stock of the Company at the option of Mr. Dickson. In addition, each share of Series A Preferred Stock of the Company currently represents 400 votes.

Adjustment of Exercise Price and Number of Warrant Shares. The number of and kind of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

Subdivisions, Combinations and Other Issuances. If the Company shall at any time or from time to time prior to the Expiration Date subdivide the Warrant Shares, by forward stock split or otherwise, or combine such shares, or issue additional shares as a dividend with respect to any such shares, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per Warrant Share, but the Purchase Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. The aggregate Exercise Price shall be reduced by the aggregate amount of cash dividends paid to holders of equity securities in the Company prior to the date of the Holder's exercise of the Warrant. Any adjustment under this Section 10 shall become effective as of the record date of such subdivision, combination, dividend, or other distribution, or in the event that no record date is fixed, upon the making of such subdivision, combination or dividend.

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Merger, Consolidation, Reclassification, Reorganization, Etc. In case of any change in the Warrant Shares prior to the Expiration Date (other than as a result of a subdivision, combination, or stock dividend provided for in Section 10 above), whether through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of substantially all the assets of the Company, or other change in the capital structure of the Company (any of the foregoing a "Sale Event"), then, as a condition of such Sale Event, lawful and adequate provision will be made so that the Holder will have the right thereafter to receive upon the exercise of the Warrant the kind and amount of shares of stock or other securities or property to which it would have been entitled if, immediately prior to such Sale Event, he had held the number of Warrant Shares obtainable upon the exercise of the Warrant. In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Holder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant. If the Company, at any time while this Warrant is outstanding, distributes to holders of the Series A-1 Preferred Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of the Series A-1 Preferred Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, "Distributed Property"), then in each such case the Holder shall be entitled upon exercise of this Warrant for the purchase of any or all of the Warrant Shares, to receive the amount of Distributed Property which would have been payable to the Holder had such Holder been the holder of such Warrant Shares on the record date for the determination of stockholders entitled to such Distributed Property. The Company will at all times set aside in escrow and keep available for distribution to such holder upon exercise of this Warrant a portion of the Distributed Property to satisfy the distribution to which such Holder is entitled pursuant to the preceding sentence. The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the Holder, if not the Company, agrees to be bound by and comply with the provisions of this Warrant.

Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event, the amount of the adjustment, the method by which such adjustment was calculated, and the number of Warrant Shares or other securities or property thereafter purchasable and/or the Exercise Price after giving effect to such adjustment upon exercise of this Warrant.

Notice of Sale Event or Distributed Property. The Company shall promptly notify the Holder (i) of any Sale Event and the kind and amount of shares of stock or other securities or property to which the Holder will be entitled in accordance with Section 10, and (ii) in the event there is any distribution of Distributed Property, the portion of the Distributed Property to which the Holder is entitled in accordance with Section 10.

Further Limitations on Disposition. The Holder agrees not to dispose of all or any portion of the Warrant Shares or the Warrant (a) unless and until there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or (b) the proposed disposition is pursuant to a transaction exempt from the registration requirements of the Act; provided, however, that the Holder may dispose or otherwise transfer the Warrant to an affiliate of the Holder, to a family member of the Holder, or to any trust, partnership, limited liability company or custodianship established for estate-planning purposes for the primary benefit of the Holder or his or her family members, in each case without the requirements set forth in this Section 11.

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No Fractional Warrant Shares. Notwithstanding any provisions to the contrary in this Warrant, the Company shall not be required to issue any Warrant Shares representing fractional Warrant Shares, but may instead make a payment in cash based on the Exercise Price.

No Rights as Stockholders. Prior to the exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any pre-emptive rights, and the Holder shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein or as otherwise agreed. Upon exercise of this Warrant, the Holder shall become a stockholder of the Company in accordance with the Company's certificate of incorporation, to the extent such Holder is not already a stockholder of the Company.

Loss, Etc. of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant if mutilated, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

Miscellaneous.

Further Acts. Each of the parties hereto agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Warrant.

Notices. Unless otherwise provided, all notices and other communications required or permitted under this Warrant shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or by a nationally recognized courier addressed to the party to be notified at the address or facsimile number indicated for such person in the Purchase Agreement, or at such other address or facsimile number as such party may designate by ten (10) days' advance written notice to the other parties hereto. All such notices and other written communications shall be effective on the date of mailing, confirmed facsimile transfer or delivery.

Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by the Company and the Holders of outstanding Warrants exercisable for at least a majority of the Warrant Shares. No waiver by the Company or the Holders of outstanding Warrants exercisable for at least a majority of the Warrant Shares, waiving on behalf of all Holders, or the Holder, waiving on its own behalf, of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by such parties so waiving. The Holder hereby acknowledges that any provision hereof may be amended, modified, supplemented or waived on its behalf by the Holders of outstanding Warrants exercisable for at least a majority of the Warrant Shares. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

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Headings; References. The headings of sections contained in this Warrant are included herein for reference purposes only, solely for the convenience of the parties hereto, and shall not in any way be deemed to effect the meaning, interpretation or applicability of this Warrant or any term, condition or provision hereof.

Successors and Assigns. All of the covenants, stipulations, promises, and agreements in this Warrant shall bind and inure to the benefit of the parties' respective successors and assigns, whether so expressed or not.

Governing Law. This Warrant any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada, without reference to the conflicts of law provisions.

Entire Agreement. The terms and provisions of this Warrant supersede all written and oral agreements and representations made by or on behalf of the Company. This Warrant contain the entire agreement of the parties.

Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

Execution and Counterparts. This Warrant may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one instrument. Any one of such counterparts shall be sufficient for the purpose of proving the existence and terms of this Warrant and no party shall be required to produce an original or all of such counterparts in making such proof.

Jurisdiction. EACH OF THE PARTIES AGREE THAT NEITHER IT NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS WARRANT OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NONE OF THE PARTIES HERETO HAS AGREED WITH OR REPRESENTED TO ANY OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. EACH OF THE PARTIES HEREBY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN OR OTHER REVIEW SOUGHT FROM THE AFORESAID COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR WITH RESPECT TO THIS WARRANT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, this Warrant is executed as of the date first written above.

COMPANY:

FLASR INC.

By:	/s/ Everett Dickson
Name:	Everett Dickson
Title:	President

Signature page to

FLASR Inc.
Series A-1 Preferred Stock Warrant

25

IN WITNESS WHEREOF, this Warrant is executed as of the date first written above.

HOLDER:

If Entity:

Entity Name: _______________________

By:
Name:
Title:

If Individual:

Name:

Signature:

Signature page to

FLASR Inc.
Series A-1 Preferred Stock Warrant

26

ANNEX I

NOTICE OF EXERCISE

TO:

1. The undersigned Warrantholder ("Holder") elects to acquire the Warrant Shares of FLASR Inc. (the "Company"), pursuant to the terms of the Warrant dated January 15, 2016 (the "Warrant"). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

2. The Holder elects to purchase _________ Warrant Shares as provided in Section 3 and (check one):

□	tenders herewith a check in the amount of $_______ as payment of the Purchase Price

□	intends that payment of the Purchase Price shall be made as a "cashless exercise' under Section 4 of the Warrant

3. The Holder surrenders the Warrant with this Notice of Exercise.

4. The Holder represents that it is acquiring the aforesaid Warrant Shares for investment and not with a view to, or for resale in connection with, distribution and that the Holder has no present intention of distributing or reselling the Warrant Shares unless in compliance with all applicable federal and state securities laws.

5. Pursuant to this Notice of Exercise, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant.

By:

Name:

Title:

Date:

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